EXHIBIT 99.1

Skyworks Media Relations:	Skyworks Investor Relations:

Pilar Barrigas (949) 231-4700	Thomas Schiller (949) 231-3061

Skyworks Reports Second Fiscal Quarter 2006 Results

Delivers $185 Million in Revenue and $0.03 of Pro Forma Diluted EPS;
Anticipates June Quarterly Revenue to Be Up More Than 5 Percent Sequentially with
50 to 60 Percent Growth in Pro Forma Operating Income

WOBURN, Mass., Apr. 24, 2006 – Skyworks Solutions, Inc. (NASDAQ: SWKS), an industry leader in radio solutions and precision analog semiconductors, today announced revenue of $185.2 million for the second fiscal quarter ended March 31, 2006, compared to $198.3 million in the seasonally strong December quarter and $190.5 million in the same period a year ago. Excluding the company’s baseband product area and legacy assembly and test services operation, revenue was up 11 percent year-over-year, from $154.9 million in the second fiscal quarter of 2005 to $172.3 million in the most recent period.

On a pro forma basis, operating income was $6.7 million in the second fiscal quarter, yielding net income of $4.6 million, or $0.03 of pro forma diluted earnings per share, $0.01 better than consensus estimates. GAAP operating income for the second fiscal quarter was $2.5 million and includes a $3.6 million charge related to the expensing of equity-based compensation in accordance with FASB Statement No. 123(R), resulting in net income of $0.9 million or $0.01 in diluted earnings per share.

Pro forma results, which are a supplement to financial results based on GAAP, exclude certain charges including equity-based compensation, amortization of intangible assets and non-recurring items. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding

“Strengthening demand across our portfolio of front-end modules, RF solutions and linear products offset typical handset seasonality of the second fiscal quarter and enabled us to deliver revenue and operating income above our guidance,” said David J. Aldrich, Skyworks’ president and chief executive officer. “Looking forward, we are in the midst of multiple strategic product ramps highlighted by Helios™ EDGE radios at Samsung, CDMA RF subsystems at LG, WEDGE front-end modules at Sony Ericsson, and several new platforms at Motorola. Additionally, we are introducing a suite of highly innovative analog semiconductors in support of a diverse set of customers. Accordingly, we are anticipating solid growth and operating margin leverage moving into the June quarter with an even stronger back half of 2006.”

Corporate Highlights

•	Retired $51 million of convertible debt at less than par value in an accretive transaction

•	Powered a suite of Samsung’s recently introduced handsets, including the E900, E770 and S400i series, with Helios™ EDGE radios

•	Supported LG’s revolutionary “Chocolate” series of handsets with complete radio solutions for both CDMA and GPRS model versions

•	Ramped front-end modules in support of Sony Ericsson’s highly successful family of GPRS, EDGE and WCDMA Walkman handsets

•	Commenced WCDMA transmit module volume shipments at a fourth tier-one handset OEM

Business Outlook

“We are forecasting June quarterly revenue to increase more than 5 percent sequentially driven by increasing demand across our EDGE, CDMA and WCDMA portfolio coupled with the launch of our newest linear products,” said Allan M. Kline, Skyworks’ vice president and chief financial officer. “At the same time, we plan to improve pro forma operating income by approximately 50 to 60 percent sequentially and deliver $0.05 of pro forma diluted earnings per share, demonstrating our earnings leverage and setting the stage for a higher degree of profitability going forward.” Pro forma operating income and diluted earnings per share excludes an estimated $4.0 million of FASB Statement No. 123(R) related expense.

Skyworks will discuss its business outlook in more detail on its conference call to be held with investors and analysts today at 5:00 p.m. eastern time (ET).

Skyworks’ Second Fiscal Quarter 2006 Conference Call

Skyworks will host a conference call at 5:00 p.m. ET time today to discuss results for the second fiscal quarter of 2006 and current business prospects. To listen to the conference call via the Internet, please visit the Investor Relations section of Skyworks’ Web site at www.skyworksinc.com. To listen to the conference call via telephone, please call 800.263.8506 (domestic) or 719.457.2681 (international), security code: Skyworks.

Playback of the conference call will begin at 9 p.m. ET on Monday, April 24, and end at 9 p.m. ET on Monday, May 1, 2006. The replay will be available on Skyworks’ Web site or by calling 888.203.1112 (domestic) or 719.457.0820 (international); access code: 4478033#.

About Skyworks

Skyworks Solutions, Inc. is an industry leader in radio solutions and precision analog semiconductors servicing a diversified set of mobile communications applications. The company’s power amplifiers, front-end modules and direct conversion transceivers are at the heart of many of today’s leading-edge multimedia handsets, cellular base stations and wireless networking platforms. Skyworks also offers a portfolio of highly innovative linear products, supporting a diverse set of automotive, broadband, industrial and medical customers.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks, Skyworks Solutions and Helios are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

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SKYWORKS SOLUTIONS, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
(in thousands, except per share amounts)	2006	2005	2006	2005
Net revenues	$185,234	$190,505	$383,559	$410,665
Cost of goods sold	115,884	117,906	239,486	250,047

Gross profit	69,350	72,599	144,073	160,618
Operating expenses:
Research and development	40,557	38,676	82,987	75,789
Selling, general and administrative	25,710	25,058	48,963	52,282
Amortization of intangibles	536	545	1,072	1,282

Total operating expenses	66,803	64,279	133,022	129,353
Operating income	2,547	8,320	11,051	31,265
Interest expense	(4,446)	(3,635)	(8,258)	(7,168)
Other income, net	2,430	1,067	4,749	2,188

Income before income taxes	531	5,752	7,542	26,285
(Credit) provision for income taxes	(395)	4,508	2,329	11,124

Net income	$926	$1,244	$5,213	$15,161

Earnings per share:
Basic	$0.01	$0.01	$0.03	$0.10
Diluted	$0.01	$0.01	$0.03	$0.10
Weighted average shares:
Basic	159,084	157,235	158,828	156,837
Diluted	159,629	158,435	159,212	158,426

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF PRO FORMA NON-GAAP MEASURES

		Three Months Ended		Six Months Ended
		March 31,	April 1,	March 31,	April 1,
(in thousands)		2006	2005	2006	2005

GAAP operating income		$2,547	$8,320	$11,051	$31,265
	Stock-based compensation expense [a]	3,588	—	6,619	—
	Restructuring charges [b]	—	—	1,796	—
	Lease and leasehold improvements [c]	—	886	—	886
	Amortization of intangible assets	536	545	1,072	1,282
Pro forma operating income		$6,671	$9,751	$20,538	$33,433

		Three Months Ended		Six Months Ended

		March 31,	April 1,	March 31,	April 1,
(in thousands)		2006	2005	2006	2005

GAAP net income		$926	$1,244	$5,213	$15,161
	Stock-based compensation expense [a]	3,588	—	6,619	—
	Restructuring charges [b]	—	—	1,796	—
	Lease and leasehold improvements [c]	—	886	—	886
	Amortization of intangible assets	536	545	1,072	1,282
	Deferred financing expense
	adjustment [d]	572	—	572	—
	Tax adjustments [e]	(988)	3,299	179	9,189
Pro forma net income		$4,634	$5,974	$15,451	$26,518

		Three Months Ended		Six Months Ended

		March 31,	April 1,	March 31,	April 1,
		2006	2005	2006	2005

GAAP net income per share, diluted		$0.01	$0.01	$0.03	$0.10
	Stock-based compensation expense [a]	0.02	—	0.04	—
	Restructuring charges [b]	—	—	0.01	—
	Lease and leasehold improvements [c]	—	0.01	—	—
	Amortization of intangible assets		—	0.01	0.01
	Deferred financing expense
	adjustment [d]	0.01	—	0.01	—
	Tax adjustments [e]	(0.01)	0.02	—	0.06

Pro forma net income per share, diluted		$0.03	$0.04	$0.10	$0.17

[a] These charges represent expense recognized in accordance with FASB Statement No. 123R, Share-Based Payment. Approximately $0.6 million, $1.5 million and $1.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended March 31, 2006. Approximately $0.9 million, $2.9 million and $2.8 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the six months ended March 31, 2006.

[b] The charges recorded during the first quarter of fiscal 2006 primarily related to a continued reduction in the level of activity within the Company’s cellular baseband product area. Approximately $0.4 million, $1.2 million and $0.2 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[c] These charges represent an aggregate adjustment for the correction of an error in the manner in which the Company accounted for scheduled rent increases and amortization of leasehold improvements.

[d] This charge represents a reduction in deferred financing costs associated with the redemption of $50.7 million of the Company’s 4.75% convertible subordinated notes.

[e] During the three months ended March 31, 2006, this adjustment represents the reversal of the non-cash tax charge primarily related to the utilization of pre-merger deferred tax assets recorded in the first quarter of fiscal 2006. During the six months ended March 31, 2006, this adjustment relates to foreign exchange translation associated with the Company’s foreign deferred tax assets. During the second quarter of fiscal 2005 and for the six months ended April 1, 2005, these charges primarily represent non-cash charges related to the utilization of pre-merger deferred tax assets and a reduction in the expected benefit of foreign deferred tax assets resulting from a change in regulated foreign tax rates.

The above pro forma non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and economic performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	Sept. 30,
(in thousands)	2006	2005
Assets
Current assets:
Cash and cash equivalents	$122,767	$122,535
Short-term investments	60,255	113,325
Accounts receivable, net	172,792	171,454
Inventories	92,840	77,400
Prepaid expenses and other current assets	12,469	11,268
Property, plant and equipment, net	158,986	150,838
Goodwill and intangible assets, net	508,630	511,119
Other assets	29,657	29,904
Total assets	$1,158,396	$1,187,843

Liabilities and Equity
Current liabilities:
Short-term debt	$50,000	$50,000
Accounts payable	74,732	72,276
Accrued liabilities and other current liabilities	36,684	35,959
Long-term debt	179,335	230,000
Other long-term liabilities	7,279	7,044
Stockholders’ equity	810,366	792,564
Total liabilities and equity	$1,158,396	$1,187,843